Exhibit 23.1




              CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Input Software, Inc., on Forms S-8 (File No. 33-60993 and 72527) of our report dated February 11, 1999, on our audits of the consolidated financial statements and financial statement schedule of Input Software, Inc., as of December 31, 1998 and 1997 and each of the three years in the period ended December 31, 1998, which report is included in the Annual Report on Form 10-K on page 40 and II.




PricewaterhouseCoopers, LLP
San Jose, California
March 26, 1999